UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 20, 2007
Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	000-03134 (Commission File No.)	34-1867219 (I.R.S. Employer Identification Number)
23000 Euclid Avenue
Cleveland, Ohio 44117
(Address of principal executive offices)
(216) 692-7200
(Registrant’s telephone number, including area code)
n/a

(Former name or former address, if changed since last report
Park-Ohio Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	333-43005 (Commission File No.)	34-6520107 (I.R.S. Employer Identification Number)
23000 Euclid Avenue
Cleveland, Ohio 44117
(Address of principal executive offices)
(216) 692-7200
(Registrant’s telephone number, including area code)
n/a

(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 20, 2007, Park-Ohio Industries, Inc., a wholly-owned subsidiary of Park-Ohio Holdings Corp. (the Company”), the other loan parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as agent, entered into a Second Amended and Restated Credit Agreement (the “Agreement”). The Agreement, among other things, increases the availability under the credit facility from $230 million to $270 million, adds an uncommitted accordion feature to increase the availability to $290 million, and amends the borrowing base and pricing terms. The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 4.1 and incorporated herein by reference. One of the Company’s directors is an officer of one of the parties to the Company’s credit facility.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
4.1	Second Amended and Restated Credit Agreement, dated June 20, 2007, among Park-Ohio Industries, Inc., the other loan parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park-Ohio Holdings Corp. (Registrant)
Date: June 26, 2007	By:	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary

Park-Ohio Industries, Inc. (Registrant)
Date: June 26, 2007	By:	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary

Exhibit Index

Exhibit
Number	Description
4.1	Second Amended and Restated Credit Agreement, dated June 20, 2007, among Park-Ohio Industries, Inc., the other loan parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as agent.